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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15784, No. 2-71584, No. 2-75314, No. 33-26002,
No. 33-42973, No. 33-42982, No. 33-42975, No. 33-55362, No. 33-88662, No.
333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No.
333-45271, No. 333-60887, and No. 333-60883) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52393) of KLA-Tencor Corporation of our report dated July 28, 1998 appearing on page 34 of the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
September 28, 1998